Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-139253, 333-139250 and 333-139251) and Registration Statements on Form S-3 (No. 333-169826 and 333-182428) of The Andersons, Inc. of our report dated February 25, 2013 related to the consolidated financial statements of Lansing Trade Group, LLC and Subsidiaries appearing in this Form 10-K.

Crowe Chizek LLP

Elkhart, Indiana
February 25, 2013